SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                           ____________________

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES ECHANGE ACT OF 1934

  Date of report (date of earliest event reported):  March 3, 2000

                            TELULAR CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

            Delaware               0-23212            36-3885440
  (State or Other Jurisdiction   (Commission       (I.R.S. Employer
       of Incorporation)         File Number)   Identification Number)

  647 North Lakeview Parkway, Vernon Hills, Illinois      60061
  (Address of Principal Executive Offices)             (Zip Code)

                              (847) 247-9400
           (Registrant's Telephone Number, Including Area Code)

  Item 5.  Other Events.

       On March 3, 2000, Telular Corporation, a Delaware corporation (the "Company"), issued a press release announcing that it had completed a private placement of 444,444 shares of its common stock in exchange for $10 million. In addition to common stock, the Company issued warrants for 100,000 shares of common stock with a strike price of $29.25. The investors have the right to an additional investment of $5 million at $28.13 per share, and warrants for 50,000 shares of common stock with a strike price of $31.50. As part of the initial issuance, the Company has agreed that if the market price of the common stock declines by 40% or more within the next 25 business days, it will issue additional warrants to the investors.


  Item 7.   Financial  Statements, Pro  Forma Financial  Information  and
  Exhibits.

       (c)  Exhibits

       99.1 Press Release issued  by Telular Corporation  dated March  3,
            2000.

                                SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date:  March 3, 2000

                                     TELULAR CORPORATION


                                     /s/ JEFFREY L. HERRMANN
                                     -----------------------
                                     Jeffrey L. Herrmann
                                     Executive Vice President and Chief
                                     Operating Officer


  Exhibit Index

  Sequential
  Exhibit                                                Page
  Number         Document Name                           Number
  ------         -------------                           ------
  99.1           Press Release dated March 3, 2000